Exhibit 5.1

A&L Goodbody LLP	Dublin
25 North Wall Quay	Belfast
Dublin 1	London
D01 H104	New York
T: +353 1 649 2000	San Francisco
DX: 29 Dublin | www.algoodbody.com

Date	5 May 2026

Our ref	01416925

Perrigo Company plc

The Sharp Building

Hogan Place

Dublin 2

Ireland

Perrigo Company plc (the Company)

Re: Registration Statement on Form S-8

Dear Sirs

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 529592), in connection with the proposed registration by the Company of (i) 7,265,000 ordinary shares of the Company, nominal value €0.001 per share (Ordinary Shares) that are available for issuance under the Plan (as defined below) (the 2026 Shares) and (ii) 1,004,649 Ordinary Shares underlying outstanding awards under the 2019 Plan (as defined below) that are available for issuance pursuant to the share recycling provisions under the Plan (as defined below) (the Recycled Shares) (the Recycled Shares together with the 2026 Shares, the Shares), pursuant to a Registration Statement on Form S-8 (the Registration Statement) to be filed by the Company with the United States Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended. This opinion is solely related to the Registration Statement.

The Shares are issuable pursuant to the terms and conditions of the Perrigo Company plc 2026 Long Term Incentive Plan which was approved by the Company’s shareholders on 30 April 2026 (the Plan, including any amendments, restatements or sub-plan thereof). The Plan is intended to replace the Perrigo Company plc 2019 Long-Term Incentive Plan (the 2019 Plan, including any amendments, restatements or sub-plan thereof).

In connection with this opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, we have examined, and have assumed, without any responsibility on our part of any assumption proves to have been untrue as we have not verified independently any assumption, the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches as of the date hereof in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

CE Gill • JG Grennan • VJ Power • SM Doggett • G O’Toole • N O’Sullivan • MJ Ward • D Widger • C Christle • S Ó Cróinin • DR Baxter • A McCarthy • JF Whelan • JB Somerville MF Barr • AM Curran • A Roberts • RM Moore • D Main • J Cahir • PM Murray • P Walker • K Furlong • PT Fahy • M Coghlan • DR Francis • A Casey • B Hosty M O’Brien • L Mulleady • K Ryan • E Hurley • D Dagostino • R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • J Dallas • SM Lynch M McElhinney • C Owens • K O’Connor • T Casey • M Doyle • CJ Comerford • R Marron • K O’Shaughnessy • S O’Connor • SE Murphy • D Nangle • C Ó Conluain • N McMahon • HP Brandt A Sheridan • N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan • R O’Driscoll • B O’Malley • C Bollard • M Daly • D Geraghty • LC Kennedy • E Mulhern • MJ Ellis D Griffin • D McElroy • C Culleton • B Nic Suibhne • S Quinlivan • J Rattigan • K Mulhern • A Muldowney • L Dunne • A Burke • C Bergin • P Fogarty • CM Carroll • E Keane • D Daly Byrne S Kearney • SE King • J Greene • C Cashin • T Glavey • E O Connor • D Broderick • K Harnett • E O’Brien • S Ahern • BP Curran • J Quirke • H Shaw • E Browne MM O’Brien • S Egan • A O’Donoghue • L Hogan • S D’Ardis

Consultants: Professor JCW Wylie • MA Greene • AV Fanagan • PM Law • SW Haughey • PD White

We have further assumed:

1

that as of today’s date and at each time Shares will be issued, none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Shares will be issued in accordance with such resolutions and authorities and the terms of the Plan;

2	that each time Shares will be issued, the Company will have sufficient authorised but unissued share capital to allow for the issue of the Shares;

3

that any Shares issued pursuant to the Plan will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares of cash at least equal to the nominal value of such Shares and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such Shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027 of the Companies Act 2014 of Ireland (the Act) (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Sections 82(6) and 1043 of the Act) or issued for consideration as set out in Section 1028(2) of the Act;

4	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

5	that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

6

that at the time of the grant by the board of directors of the Company (the Board), any committee of the Board, or any other duly authorised representative of the Company, of an award or other allotment and issue of a Share under the Plan, (i) that the Board will be duly constituted and remain duly constituted; or (ii) that such committee will be duly constituted and remain a duly constituted committee of the Board having the necessary powers and authorities to grant awards and issue the Shares; or (iii) in the case of an authorised representative, that such person has the necessary powers and authorities to grant awards and issue the Shares;

7	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisors; and

8	any recycled shares will have validly become available for recycling under Section 4(3) of the Plan and will be properly recycled in accordance with the terms of the Plan.

Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within qualifications and assumptions, and provided that the Registration Statement, has become effective, we are of the opinion that the Shares have been duly authorised and when issued (and, if required, paid for in either cash or services or otherwise) in accordance with the Registration Statement, the Plan and the options or other equity awards granted or to be granted thereunder will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”) (except for Shares issued pursuant to deferred payment arrangements, which shall be fully paid upon the satisfaction of such payment obligations).

In rendering this opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof and we express no opinion with respect to taxation matters. This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this opinion.

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This opinion is given solely for the benefit of the addressee of this opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement.

The opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody LLP

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